NEWS RELEASE                           COASTAL
                                                PHYSICIAN
                                                GROUP, INC.
                                                Its Subsidiaries and
                                                Affiliates


         FOR IMMEDIATE RELEASE        CONTACT:  Robert P. Borchert
                                                Senior Vice President
                                                919-383-0355


                   COASTAL PHYSICIAN GROUP, INC. ANNOUNCES DATE
                    OF ITS 1996 ANNUAL MEETING OF SHAREHOLDERS


         - Company Files Response and Counterclaim Against Former CEO Steven Scott -


         - Scott Rejected Offer to Expand Board by Adding Two Truly Independent Directors -


         DURHAM, NC, JULY 26, 1996 -- The Board of Directors of Coastal Physician Group, Inc. (NYSE: DR) today announced that the 1996 Annual Meeting of Shareholders will be held on Friday, Septem-ber 27, 1996, at 9:00 a.m. local time, at the Durham Hilton, located at 3800 Hillsborough Road, Durham, North Carolina. The Board of Directors has fixed the close of business on August 21, 1996 as the record date for determining those shareholders entitled to notice of, and to vote at, the 1996 Annual Meeting.

         Coastal announced in early July a comprehensive business plan designed to re-focus the Company's core business units, restore its profitability and thereby build shareholder value. Commenting on this plan, Joseph G. Piemont, President and Chief Executive Officer of Coastal Physician Group, said: "Through the diligent efforts of our managers, employees and advisors, we have begun to achieve meaningful, measurable improvements in our operations, including the development and implementation of improved cash flow management practices. In addition, Morgan Stanley and other investment banking firms have begun actively marketing our non-core assets, including our clinical operations in Florida, Maryland, New Jersey and North Carolina, our Preferred Provider Organization (PPO) in North Carolina, and our New York-based prepaid health services plan for Medicaid recipients.

         "The strategic and orderly sale of selected non-core assets, in combination with the operational improvements currently under way, will enable Coastal to satisfy its near-term debt require-ments and position us for the future. This process will also allow the Company to concentrate on the effective management of its core operations, where we have historically demonstrated







         expertise and can deliver added value for customers. The Board believes that this is the best strategy to restore profitabil-ity and truly maximize shareholder value," Mr. Piemont con-cluded.

         Separately, Coastal announced that it has responded to a law-suit brought by Steven Scott and Bertram Walls, directors and shareholders of the Company, and commenced counterclaims against Dr. Scott. The counterclaims, which were served today, allege that Dr. Scott breached his fiduciary duties to the Com-pany and engaged in a scheme to tortiously interfere with and damage Coastal's business.

         Specifically, the counterclaims allege that Dr. Scott caused the Company to pursue a series of acquisitions which, given
         Dr. Scott's lack of attention to both the successful integra-tion of these businesses and the implementation of measures to effectively control pre-existing operations, led to a drop of more than 80% in the value of the Company's stock from its peak of $40.25 in February 1994 to approximately $8 when the Board of Directors placed him on sabbatical leave in May 1996. The counterclaims further allege that, after the Board (including Dr. Scott) unanimously approved the engagement of Price Waterhouse LLP (PW) and the Management Action Plan developed by the Company with PW, Dr. Scott sought to frustrate the effec-tive implementation of the Management Action Plan, refused to cooperate with PW, and undermined the efforts of PW and the Company's management to successfully execute the Management Action Plan.

         The counterclaims further allege that Dr. Scott has long prof-ited from Coastal through his personal financial stake in his 100%-owned Century American Insurance Company, which receives in excess of $19 million per year in premiums from Coastal-related business. Moreover, the counterclaims allege that Dr. Scott caused Coastal to lease real estate properties in which Dr. Scott has significant ownership interests.

         The Company is seeking to enjoin Dr. Scott from further inter-ference with the implementation of the Management Action Plan and will seek monetary damages in excess of $25 million.

         "The Company regrets that Dr. Scott rejected our offer to expand the Board by adding two mutually agreeable and truly independent directors, " said Jacque J. Sokolov, M.D.,
         Coastal's Chairman of the Board. "Instead, Dr. Scott has com-menced a proxy fight in which he seeks to regain effective con-trol of the Company, including the election of his own lawyer to the board. Coastal and its shareholders would have been much better served if Dr. Scott had not elected to pursue this costly and distracting course of action. Nevertheless, we have absolutely no intention of letting Dr. Scott's actions impede







         our progress in successfully executing the comprehensive business plan and achieving our objectives of continuing to deliver superior service for our customers and enhancing share-holder value."

         Coastal Physician Group, Inc. is a diversified physician man-agement company providing a broad range of health care and ad-ministrative services to physicians, hospitals, employers, man-aged care programs and other health care providers.

         Forward-looking Information or Statements: Except for state-ments of historical fact, statements made herein are forward-looking in nature, and are inherently subject to uncertainties. The actual results of the company may differ materially from those reflected by the forward-looking statements based on a number of important risk factors, including, but not limited to: receipt of sufficient proceeds from divested assets and the timing of any divestitures; the level and timing of im-provements in the operational efforts; the possibility of poor accounts receivable collection and/or reimbursement experience; the possibility of increased medical expenses due to increased utilization; the possibility that the Company is not able to improve operations or execute its divestiture strategy as planned; and other important factors disclosed from time to time in the Company's Form 10-K, Form 10-Q and other Securities and Exchange Commission filings.

         Certain Additional Information:  Coastal Physician Group, Inc.
         will be soliciting proxies to elect directors at its 1996
         Annual Meeting of Stockholders. The following individuals may be deemed to be participants in such solicitations of proxies:
         Jacque J. Sokolov, M.D.; Robert V. Hatcher, Jr.; Stephen D.
         Corman; John P. Mahoney, M.D.; Richard Janeway, M.D.; Norman H. Chenven, M.D.; Joseph G. Piemont; Robert P. Borchert; Dennis I. Simon; and Bettina M. Whyte. As of May 31, 1996, Dr. Sokolov is the beneficial owner of 263,423 shares of the Company's com-mon stock; Mr. Hatcher is the beneficial owner of 16,808 shares of the Company's common stock; Mr. Corman is the beneficial owner of 10,138 shares of the Company's common stock; Dr.
         Mahoney is the beneficial owner of 4,090 shares of the Com-pany's common stock; Dr. Janeway is the beneficial owner of 11,451 shares of the Company's common stock; and Mr. Borchert is the beneficial owner of less than 100 shares of the Com-pany's common stock. Mr. Simon and Ms. Whyte are employees of Price Waterhouse LLP and have been appointed by agreement of Price Waterhouse and Coastal to be Plan Managers of the Com-pany's revitalization plan. In connection with such agreement, the Company has agreed to pay Price Waterhouse $70,000 per month for the services of the Plan Managers, and $46,400 per month for any additional Price Waterhouse personnel that may provide services under the agreement. The Company also granted
         Price Waterhouse an option to purchase 50,000 shares of Company







         common stock at a price of $7 7/8, which has not yet vested, and a separate option to purchase up to 50,000 shares of Com-pany common stock, which will vest at a rate of 10,000 shares each month for five months commencing May 15, 1996, at a strike price equal to the average closing price of the common stock on the New York Stock Exchange for the first ten trading days of each month prior to the vesting date.

         Steven M. Scott, M.D., Bertram E. Walls, M.D., and John A. Hemingway are also directors of Coastal, but are not expected to solicit proxies on behalf of the Company.



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